Exhibit 1.1

HÖEGH LNG PARTNERS LP

[—] Common Units

Representing Limited Partner Interests

FORM OF

UNDERWRITING AGREEMENT

New York, New York

[—], 2014

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

            As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Höegh LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as the representatives (the “Representatives”), [—] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to [—] additional Common Units (the “Option Units”) on the terms and for the purposes set forth in Section 2(b). The Firm Units and the Option Units are collectively referred to in this Underwriting Agreement (this “Agreement”) as the “Units.” As part of the offering contemplated by this Agreement, the Representatives have agreed to reserve out of the Firm Units purchased by the Underwriters under this Agreement up to [—] Common Units for sale to the Partnership’s directors, officers, employees and other parties associated with the Partnership (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by the Underwriters pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Citigroup Global

Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Units not subscribed for by the end of the Business Day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Certain terms used herein and not otherwise defined are defined in Section 20 hereof.

It is understood and agreed to by all parties that the Partnership was formed by its sole general partner, Höegh LNG GP LLC, a Marshall Islands limited liability company and the sole general partner of the Partnership (the “General Partner”), and its sole limited partner, Höegh LNG Holdings Ltd., a Bermuda exempted company (“Höegh LNG”), to own, operate and acquire floating storage and regasification units under long-term charters (the “Contributed Business”), as described more particularly in the Registration Statement, the Disclosure Package and the Prospectus (each as defined herein).

It is further understood and agreed to by all parties that as of the date hereof:

(a) Höegh LNG directly owns a 100% membership interest in the General Partner and all of the limited partner interests in the Partnership;

(b) the General Partner directly owns a non-economic general partner interest in the Partnership (the “General Partner Interest”);

(c) Höegh LNG directly owns a 100% membership interest in Höegh LNG Partners Operating LLC, a Marshall Islands limited liability company (the “Operating Company”);

(d) Höegh LNG Ltd., a Bermuda exempted company (“Höegh LNG Ltd”), owns:

(i) 50% of SRV Joint Gas Ltd., a Cayman Islands limited liability company and the owner of the GDF Suez Neptune (“SRV”);

(ii) 50% of SRV Joint Gas Two Ltd., a Cayman Islands limited liability company and the owner of the GDF Suez Cape Ann (“SRV II”);

(iii) 100% of Hoegh LNG Lampung Pte Ltd., a company organized under the laws of Singapore (“Höegh Lampung”), which owns 49% of PT Hoegh LNG Lampung, a company incorporated under the laws of the Republic of Indonesia and the owner of the PGN FSRU Lampung (“PT Hoegh”); and

(e) the Operating Company directly owns 100% of Höegh LNG Services, Ltd., a company registered under the laws of England and Wales (“Höegh UK”).

The GDF Suez Neptune, the GDF Suez Cape Ann and the PGN FSRU Lampung are hereinafter collectively referred to as the “Vessels.” SRV, SRV II, Höegh Lampung, PT Hoegh and Höegh UK are referred to as the “Operating Subsidiaries.”

It is understood and agreed by all parties hereto that, prior to or on the Closing Date (as defined below), the following transactions will occur:

(a)	Höegh LNG Ltd., the General Partner, the Partnership, Höegh LNG and the Operating Company will enter into a Contribution, Purchase and Sale Agreement in substantially the form filed as an exhibit to the Registration Statement (the “Contribution Agreement”) pursuant to which, among other things, (i) Höegh LNG Ltd. will transfer its interests in SRV, SRV II and Höegh Lampung as well as certain shareholder loans to SRV and SRV II (the “Shareholder Loans”) and a note relating to Höegh Lampung (the “$40 Million Promissory Note”) to the Operating Company in exchange for a promissory note (the “SRV and Lampung Promissory Note”), (ii) Höegh LNG Ltd. will transfer the SRV and Lampung Promissory Note to Höegh LNG in exchange for the reduction of certain intercompany debt and (iii) Höegh LNG will transfer all of its interests in the Operating Company as well as the Shareholder Loans, $40 Million Promissory Note and SRV and Lampung Promissory Note to the Partnership in exchange for [—] Common Units, [—] subordinated units representing limited partner interests (“Subordinated Units”), all of the Partnership’s incentive distribution rights (“Incentive Distribution Rights”) and the right to receive additional Common Units to the extent the Underwriters’ option to purchase Option Units is not exercised and the proceeds from the issuance of any Option Units. In connection with the Contribution Agreement, the parties thereto will enter into various transfer agreements, intercompany payment obligations, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”).

(b)	Höegh LNG, the General Partner, the Partnership and the Operating Company will enter into an omnibus agreement (the “Omnibus Agreement”), which will set forth certain agreements concerning purchase options, and rights of first offer on certain vessels, competition among the parties thereto and the indemnification of the Partnership for certain liabilities following the closing of the Offering (as defined below).

(c)	The Partnership will enter into an $85 million revolving credit facility with Höegh LNG (the “Sponsor Credit Facility”).

(d)	The Partnership and the Operating Company will enter into an administrative services agreement with Höegh UK, pursuant to which Höegh UK will agree to provide the Partnership and the Operating Company certain administrative services (the “Höegh UK Administrative Services Agreement”).

(e)	Höegh UK will enter into an administrative services agreement with Höegh LNG AS, a Norwegian limited company (“Höegh Norway”), pursuant to which Höegh Norway will agree to provide certain administrative services to Höegh UK (the “Höegh Norway Administrative Services Agreement” and, together with the Höegh UK Administrative Services Agreement, the “Administrative Services Agreements”).

(f)	The Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”).

(g)	The public offering of the Firm Units contemplated hereby will be consummated (the “Offering”).

(h)	The Partnership will lend $[140] of the net proceeds of the offering to Höegh LNG in exchange for a demand note (the “Demand Note”).

Steps (a) through (h) above are hereinafter collectively referred to as the “Transactions.” The “Transaction Agreements” shall mean the Contribution Documents, the Sponsor Credit Facility, the Administrative Services Agreements, the Omnibus Agreement and the Demand Note. The “Organizational Agreements” shall mean the (i) Partnership Agreement, (ii) the General Partner LLC Agreement (as defined below), (iii) the OpCo LLC Agreement (as defined below), (iv) the Second Amended and Restated Shareholders’ Agreement, among the Operating Company, Mitsui O.S.K. Lines, Ltd, Höegh LNG Ltd. and Tokyo LNG Tanker Co., Ltd. (the “SRV Shareholders’ Agreement”) and (v) the Shareholders’ Agreement, dated March 13, 2013, between Höegh LNG Lampung Pte Ltd. and PT Bahtera Daya Utama (the “Lampung Shareholders’ Agreement” and, collectively with the SRV Shareholders’ Agreement, the “Operating Subsidiaries’ Organizational Agreements”). The “Organizational Documents” shall mean the Organizational Agreements and the certificates of limited partnership and formation, the certificates of incorporation and bylaws, memorandum and articles of association, articles of amendment and other organizational documents, as applicable, of any Höegh Entity (as defined below). The “Operative Agreements” shall mean the Transaction Agreements and the Organizational Agreements.

The Partnership, the General Partner and the Operating Company are hereinafter collectively referred to as the “Partnership Parties,” and together with the Operating Subsidiaries, the “Partnership Entities.” Höegh LNG and the Partnership Parties are hereinafter referred to as the “Höegh Parties,” and together with the Operating Subsidiaries, the “Höegh Entities.”

This is to confirm the agreement among the Höegh Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

1. Representations and Warranties. Each of the Höegh Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (File Number 333-197228) on Form F-1, including the related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in the Registration Statement and the Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Höegh Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in the Disclosure Package. The Disclosure Package and each electronic road show, when taken together as a whole with the Disclosure Package, do not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) No Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the Execution Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(f) Testing-the-Waters Communication. The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications.

(g) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) Formation and Qualification of the Höegh Entities. Each of the Höegh Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, limited company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation with all limited liability company, limited partnership, limited company, corporate or other entity power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and any settlement date and to conduct its business as currently conducted or as to be conducted on the Closing Date and any settlement date, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Höegh Entities is, and at the Closing Date and any settlement date will be, duly qualified to do business as a foreign limited partnership, limited liability company, limited company, corporation or other entity, as applicable, and is in good standing under the laws of each jurisdiction that requires, and at the Closing Date and any settlement date will require, such qualification or registration except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) Ownership of the General Partner. Höegh LNG directly owns 100% of the limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required by the limited liability company agreement of the General Partner (as the same may be amended, the “General Partner LLC Agreement”)) and non-assessable (except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of the Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”) and except as may otherwise be provided in the General Partner LLC Agreement); and except as may otherwise be provided in the General Partner LLC Agreement, Höegh LNG owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).

(j) Ownership of the Sponsor Units and the Incentive Distribution Rights. At the Closing Date, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2(b), Höegh LNG will own (i) [—] Common Units and [—] Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as “Sponsor Units”), and (ii) 100% of the Incentive Distribution Rights. All of the Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, will have been duly authorized for issuance and sale and, when issued and delivered by the Partnership against payment therefor, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Republic of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) and except as may otherwise be provided in the Partnership Agreement); and Höegh LNG will own the Sponsor Units and the Incentive Distribution Rights free and clear of all Liens.

(k) Ownership of the General Partner Interest. The General Partner is the sole general partner of the Partnership and owns the General Partner Interest; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such General Partner Interest free and clear of all Liens.

(l) Ownership of the Operating Company. On the Closing Date, after giving effect to the Transactions, the Partnership will directly own 100% of the limited liability company interest in the Operating Company; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “OpCo LLC Agreement”) and is fully paid (to the extent required under the OpCo LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the OpCo LLC Agreement); and except as may be otherwise provided in the OpCo LLC Agreement, the Partnership owns such limited liability company interest free and clear of all Liens.

(m) Ownership of the Operating Subsidiaries. (i) At the Closing, after giving effect to the Transactions, the Operating Company will directly own 50% of the equity interests in each of SRV and SRV II and 100% of the equity interests in Höegh Lampung; such equity interests will be duly authorized and validly issued in accordance with the applicable Operating Subsidiaries’ Organizational Documents and will be fully paid (to the extent required under the Operating Subsidiaries’ Organizational Documents) and non-assessable (except as such non-assessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the Operating Subsidiaries’ Organizational Documents); and the Operating Company will own such equity interests free and clear of all Liens other than Liens described in the Registration Statement and Disclosure Package, (ii) the Operating Company directly owns 100% of the equity interests in Höegh UK and such equity interests have been duly authorized and validly issued in accordance with the Articles of Association of Höegh UK (the “Höegh UK Agreement”) and are fully paid (to the extent required under the Höegh UK Agreement) and non-assessable (except as such non-assessability may be affected by the applicable statutes of England and Wales and the Höegh UK Agreement); and the Operating Company owns such equity interests free and clear of all Liens; and (iii) Höegh Lampung directly owns 49% of the equity interests in PT Hoegh; such equity interests have been duly authorized and validly issued in accordance with the PT Hoegh Operating Agreement and are fully paid (to the extent required under the PT Hoegh Operating Agreement) and non-assessable (except as such non-assessability may be affected by the applicable statutes of Indonesia and the PT Hoegh Operating Agreement); and Höegh Lampung owns such equity interests free and clear of all Liens, other than Liens described in the Registration Statement and Disclosure Package.

(n) No Other Subsidiaries. Except as described in Sections 1(l) and 1(m), none of the Partnership Entities own or, on the Closing Date or any settlement date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) Power and Authority to Act as General Partner of the Partnership. The General Partner has, and on the Closing Date and any settlement date, will have, full limited liability company power and authority to act as the general partner of the Partnership as described in the Disclosure Package and the Prospectus.

(p) Capitalization. At the Closing Date, assuming no exercise of the option provided in Section 2(b), the issued and outstanding limited partner interests of the Partnership will consist of [—] Common Units, [—] Subordinated Units and the Incentive Distribution Rights. Assuming no exercise of the option provided in Section 2(b), other than the Sponsor Units and the Incentive Distribution Rights, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date. Except for any Common Units sold by the Partnership pursuant to the option provided in Section 2(b) or in accordance with the proviso in Section 5(g) and other than the Sponsor Units and the Incentive Distribution Rights and any Common Units that may be issued pursuant to the Deferred Issuance and Distribution, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding, on any settlement date and will be free and clear of all Liens.

(q) Valid Issuance of the Units. At the Closing Date and any settlement date thereafter, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement).

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus or contained in the relevant Organizational Documents of the Partnership Entities, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(s) Authority and Authorization. Each of the Höegh Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and upon the terms set forth in the Disclosure Package and the Prospectus. On the Closing Date and any settlement date, all corporate, partnership and limited liability company or other entity action, as the case may be, required to be taken by the applicable Höegh Entities or any of their securityholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the applicable Höegh Entities of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements to take place as of or prior to the Closing Date, shall have been validly taken.

(t) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Höegh Parties.

(u) Authorization, Execution, Delivery and Enforceability of the Operative Agreements. On or before the Closing Date:

(1) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Höegh LNG and will be a valid and legally binding agreement of Höegh LNG, enforceable against Höegh LNG in accordance with its terms;

(2) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Höegh LNG and will be a valid and legally binding agreement of the General Partner and Höegh, enforceable against each of them in accordance with its terms;

(3) the OpCo LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(4) each of the Operating Subsidiaries’ Organizational Agreements will have been duly authorized, executed and delivered by the Operating Company or Höegh Lampung, as applicable, and each such agreement will be a valid and legally binding agreement, enforceable against the Operating Company or Höegh Lampung, as applicable, in accordance with the terms of such agreement; and

(5) each of the Transaction Agreements will have been duly authorized, executed and delivered by the Höegh Entities party thereto, and each such Transaction Agreement will be a valid and legally binding agreement of each such Höegh Entity, enforceable against such parties in accordance with its terms.

provided, however, that with respect to each agreement described in this Section 1(u), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, winding-up, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

(v) Authorization, Execution, Delivery and Enforceability of Certain Other Agreements. Each agreement or other instrument listed on Exhibit A hereto (each as amended, collectively, the “Covered Agreements”) has been, or will be at the Closing Date, duly authorized, executed and delivered by each of the Höegh Entities party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, each is or will be at the Closing Date, a valid and legally binding agreement of such Höegh Entity, enforceable against such Höegh Entity in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.

(w) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units to be sold to the Underwriters pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Höegh Entities party hereto or thereto, (iii) the consummation of the transactions contemplated hereby or thereby or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Disclosure Package, (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Höegh Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Höegh Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Höegh Entities, that conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Höegh Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Höegh Entities or any of their properties or assets is required in connection with (i) the offering or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements or the fulfillment of the terms hereof or thereof by the Höegh Entities party hereto or thereto, (iii) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Disclosure Package or (iv) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements, except (A) for such permits, consents, approvals, filings and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (B) such consents that have been, or prior to the Closing Date will be, obtained, (C) for such consents that, if not obtained, would not individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Höegh Entities to consummate the transactions provided for in this Agreement or the Operative Agreements and (D) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(y) No Defaults. None of the Höegh Entities is (i) in violation of its Organizational Documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Höegh Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to or affecting the Contributed Business to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Höegh Entities to perform their obligations under this Agreement, the Operative Agreements or the Covered Agreements.

(z) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of this Agreement and the Partnership Agreement against payment therefor as provided herein and therein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(aa) No Labor Dispute. Except as set forth in the Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any Höegh Entity exists, or, to the knowledge of the Höegh Parties, is threatened or imminent, and none of the Höegh Parties is aware of any existing or imminent labor disturbance by the employees of any of the Höegh Entities’ principal suppliers, contractors or customers, that, in any case, would reasonably be expected to have a Material Adverse Effect.

(bb) Sufficiency of the Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to, or vest in, the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations (including the Contributed Business) in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Operative Agreements. The Partnership Entities, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Contributed Business.

(cc) No Material Adverse Change. Since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, (i) no Partnership Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities or any material adverse change or any development involving or that could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Partnership Entities, taken as a whole, and (iii) none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, or otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) Financial Statements. The historical financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating information set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Summary—Summary Financial and Operating Data” and the selected historical, financial, and operating information under the caption “Selected Historical Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived. The pro forma balance sheet included in the Preliminary Prospectus, the Prospectus and the Registration Statement complies as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The financial forecast included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, and have been properly compiled on the basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(ee) Independent Registered Public Accounting Firm. Ernst & Young AS, who has audited certain financial statements included in the Registration Statement, the Disclosure Package and the Prospectus of the Partnership and its combined predecessors and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

(ff) Absence of Litigation. There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Höegh Parties, threatened, to which any of the Höegh Entities is or may be a party or to which the Contributed Business or property of any of the Höegh Entities is or may be subject that would be required to be disclosed in the Registration Statement that is not adequately disclosed in the Registration Statement, the Disclosure Package and Prospectus, as required, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Höegh Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Höegh Entities is or may be subject, that, in the case of clauses (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

(gg) Title to Properties. As of the Closing Date and any settlement date, the Partnership Entities will have good title to all personal property described in the Disclosure Package or the Prospectus to be owned by the Partnership Entities, and each of SRV, SRV II and PT Hoegh directly hold the interest in the applicable Vessel set forth opposite its name on Exhibit B, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, (ii) that arise from indebtedness expressly assumed by the Partnership Entities pursuant to the Contribution Documents or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Disclosure Package and the Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(hh) Vessel Registration. Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit B in the name of the applicable entity identified on Exhibit B, free and clear of all liens except Permitted Liens.

(ii) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(jj) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(kk) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ll) Licenses and Permits. Except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the agreements set forth under the heading “Charter Agreements” in Exhibit A relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), the Höegh Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Contributed Business, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Höegh Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Höegh Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Höegh Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(mm) Environmental Laws. Each Höegh Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment, or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements and that the Höegh Parties reasonably expect such charter parties to obtain, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Höegh Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Höegh Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Höegh Parties, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(nn) Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Höegh Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Contributed Business, and (ii) the Höegh Entities have not received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

(oo) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Höegh Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Höegh Entity, on the other hand, that is required to be described in the Disclosure Package or the Prospectus but is not so described.

(pp) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Registration Statement or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. The statements included in the Registration Statement, the Disclosure Package and the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(qq) Sarbanes-Oxley Act of 2002. On the Closing Date and any settlement date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules and regulations of the New York Stock Exchange that are effective and applicable to the Partnership.

(rr) Investment Company. None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the

Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss) Passive Foreign Investment Company. Based on its current and projected method of operations, and an opinion of its U.S. counsel, the Partnership should not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ending December 31, 2014, and the Partnership reasonably expects that it will not be treated as a PFIC for any future tax year.

(tt) Tax Status. The Partnership will properly elect effective prior to the Closing Date to be classified as an association taxable as a corporation for United States federal income tax purposes. Each Partnership Entity other than the Partnership has properly elected or will properly elect effective prior to the Closing Date to be classified as a partnership or disregarded as an entity separate from its owner for United States federal income tax purposes.

(uu) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(vv) Market Stabilization. None of the Höegh Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ww) Foreign Corrupt Practices Act. No Höegh Entity nor any director, officer, nor to the knowledge of the Höegh Parties, any agent, employee or affiliate of any Höegh Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or other anti-corruption and anti-bribery laws of any jurisdiction applicable to such Höegh Entity (whether by virtue of such entity’s jurisdiction of formation or its conduct of business operations) (collectively, “Applicable Anti-Corruption Laws”) in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in order to obtain or retain business or otherwise secure an improper business advantage. Höegh Entities and, to the knowledge of the Höegh Parties, their affiliates have conducted their businesses in compliance with the FCPA and other Applicable Anti-Corruption Laws and have instituted and maintain policies and procedures that are reasonably designed to ensure continued compliance therewith.

(xx) Anti-Money Laundering Laws. The operations of the Höegh Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions (defined by virtue of such entity’s jurisdiction of formation or its conduct of business operations), the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Höegh Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Höegh Parties, threatened.

(yy) Office of Foreign Assets Control. None of the Höegh Entities, nor, to the knowledge of the Höegh Parties, any director, officer, agent, employee or affiliate of a Höegh Entity is currently the subject of or engaged in any activities in violation of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Securities Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Partnership located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently, Cuba, Iran, North Korea, Sudan, and Syria); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person or entity, or in any country or territory that, at the time of such financing, is the subject of a Sanction or in any other manner that would result in a violation of Sanctions by any person or entity participating in the offering, either as an underwriter, advisor, investor or otherwise.

(zz) Private Placement. The sale and issuance of the Sponsor Units and the Incentive Distribution Rights to Höegh LNG are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Höegh Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(aaa) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate.

(bbb) No Distribution of Other Offering Materials. None of the Höegh Entities has distributed or, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(ccc) Listing on the New York Stock Exchange. The Units have been approved to be listed on the New York Stock Exchange, subject to official notice of issuance.

(ddd) Directed Unit Program. The Registration Statement, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Units are offered outside the United States. The Höegh Parties have not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Höegh Entities to alter the customer’s or supplier’s level or type of business with the Höegh Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Höegh Entities or their products.

(eee) Disclosure Controls. (i) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(fff) Stamp Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Firm Units in the manner contemplated herein or (B) the sale and delivery by the Underwriters of the Units as contemplated herein.

(ggg) Broker. There are no contracts, arrangements or understandings between any Höegh Entity and any person that would give rise to a valid claim against any Höegh Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

Any certificate signed by any officer of any Höegh Entity and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by such Höegh Entity, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[—] per Unit, the number of Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units, less an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of Firm Units, subject to such adjustments as the Representatives, in their absolute discretion, shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at the offices of Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037-1701 at 10:00 AM, New York City time, on [—], 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Units being sold by the Partnership to or upon the order of the Partnership by wire transfer payable in same-day funds to the accounts specified by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to the accounts specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5. Agreements. Each of the Höegh Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package as of the Execution Time or any Issuer Free Writing Prospectus as of its date would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances prevailing at such time not misleading, or any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Partnership will (i) promptly notify the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure Package or such Issuer Free Writing Prospectus is amended or supplemented; (ii) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, photocopies of signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Höegh Parties will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Höegh Parties or any person in privity with the Höegh Parties or any of their affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) in any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”); provided, however, that the Partnership (A) may issue and sell Common Units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan of the Partnership in effect at the Execution Time and (B) the Partnership may issue Common Units upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(r) hereof for an officer or director of the Partnership and provides the Partnership with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C-2 hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(h) Price Manipulation. The Höegh Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the New York Stock Exchange; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and legal fees and expenses of counsel for the Underwriters relating to such filings), provided that the Partnership’s obligations under this clause (vi) shall not exceed $20,000; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and legal fees and expenses of counsel for the Underwriters relating to such filings), provided that the Partnership’s obligations under this clause (vii) with regard to legal fees and expenses shall not exceed $20,000; (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and Höegh LNG; and (x) all other costs and expenses incident to the performance by the Höegh Parties of their obligations hereunder.

(j) Free Writing Prospectus. The Partnership agrees that, unless it has obtained or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of each Free Writing Prospectus included in Schedule II hereto and any bona fide electronic road show within the meaning of Rule 433. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) Rule 463. The Partnership will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(l) Investment Company Act; PFIC. As of the Closing Date, no Partnership Entity will be deemed an “investment company” as defined in the Investment Company Act. For a period of five years after the later of the Closing Date and any settlement date, the Partnership will use its reasonable best efforts to ensure that no Partnership Entity, or any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act. Unless there has occurred a material change in the nature of the operations of the Partnership, for a period of five years after the later of the Closing Date and any settlement date, the Partnership will use commercially reasonable efforts to ensure that the Partnership shall not become a PFIC.

(m) Sanctions Laws and Regulations. The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering contemplated by this Agreement of the Sanction Laws and Regulations with respect to the sale of the Units hereunder.

(n) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Act and (b) completion of the Lock-Up Period referred to in Section 5(g) hereof.

(o) Directed Unit Program. The Partnership agrees to pay (1) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program, provided that the Partnership’s obligations under this clause (1) shall not exceed $25,000 unless consented to in writing by the Partnership, such consent not to be unreasonably withheld, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program. Furthermore, the Partnership covenants with the Representatives that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(p) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) promptly notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Höegh Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Höegh Parties made in any certificates pursuant to the provisions hereof, to the performance by the Höegh Parties of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Watson, Farley & Williams LLP, special Republic of The Marshall Islands counsel for the Höegh Entities, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(c) The Partnership shall have requested and caused Vinson & Elkins L.L.P., U.S. counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Partnership shall have requested and caused Advokatfirmaet Thommessen AS, special Norwegian counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(e) The Partnership shall have requested and caused Appleby (Bermuda) Limited, special Bermuda counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(f) The Partnership shall have requested and caused Vinson & Elkins L.L.P. and Watson, Farley & Williams LLP, special United Kingdom counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(g) The Partnership shall have requested and caused Rajah & Tann LLP and PricewaterhouseCoopers Services LLP, special Singapore counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(h) The Partnership shall have requested and caused Appleby (Cayman) Ltd., special Cayman Islands counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(i) The Partnership shall have requested and caused Adnan Kelana Haryanto & Hermanto, special Indonesian counsel to the Höegh Parties, to have furnished to the Representatives their written opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(j) Camilla Nyhus-Møller, the Senior Vice President, Legal Compliance of Höegh LNG shall have furnished to the Representatives her legal opinion, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(k) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, and addressed to the Representatives, with respect to the sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Höegh Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(l) The Partnership shall have furnished to the Representatives certificates of Höegh LNG and the Partnership, signed on behalf of Höegh LNG and the Partnership, by the Chief Executive Officer and the Chief Financial Officer of Hoegh LNG and the Partnership, dated the Closing Date and any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each bona fide electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Höegh Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date, as applicable, with the same effect as if made on the Closing Date and any settlement date, as applicable, and each of the Höegh Parties has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(m) The Höegh Parties shall have requested and caused Ernst & Young AS to have furnished to the Representatives at the Execution Time and at the Closing Date and any

settlement date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date, as applicable, in form and substance satisfactory to the Representatives, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings in the United States.

(n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (m) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o) Prior to the Closing Date, the Höegh Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(p) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q) The Units shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(r) At the Execution Time, the Höegh Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit C-1 hereto from each of the persons listed on Schedule III hereto.

(s) At the Execution Time and at the Closing Date, the Representatives shall have received from the Partnership a certificate substantially in the form of Exhibit D hereto and signed by the Chief Financial Officer of the Partnership.

(t) The Höegh Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions, including the transactions necessary by Höegh LNG to consummate the Offering, shall have occurred or will occur as of the Closing Date, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Partnership, at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037-1701, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Höegh Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Höegh Parties will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) Each of the Höegh Parties, jointly and severally agrees, to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of the Underwriters who have participated in the distribution of the Units and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Höegh Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Höegh Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information consists solely of the information set forth in the last sentence of Section 8(b). This indemnity agreement will be in addition to any liability that the Höegh Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Höegh Parties, each of their respective directors, each of the officers who signs the Registration Statement, and each person who controls any Höegh Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Höegh Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Höegh Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Höegh Party acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus, any Written Testing-the-Waters Communication and any Issuer Free Writing Prospectus.

(c) The Höegh Parties, jointly and severally, agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (collectively, the “Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Partnership for distribution in foreign jurisdictions in connection with the Directed Unit Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Citigroup Entities for the defense of any losses, claims, damages or liabilities arising out of the Directed Unit Program.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Höegh Parties, jointly and severally, agree and the Underwriters severally, but not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Höegh Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Höegh Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Höegh Parties, jointly and severally, and the Underwriters severally, but not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Höegh Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Höegh Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Höegh Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Höegh Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Höegh Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Höegh Parties who shall have signed the Registration Statement and each director of the Höegh Parties shall have the same rights to contribution as the Höegh Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally, but not jointly, to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all of the remaining Underwriters) the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Höegh Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Höegh Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared by either U.S. Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Höegh Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Höegh Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. (fax no.: (212) 816-7912 and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013; Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park, New York, NY 10036 (fax no.: (646) 855 3073 and confirmed to ECM Legal at (fax no. (212) 230-8730); Morgan Stanley & Co. LLC (1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department); or, if sent to the Partnership, will be mailed, delivered or telefaxed to [—] and confirmed to it at Höegh LNG Partners LP, 2 Reid Street, Hamilton, HM 11, Bermuda, Attention: Chief Executive Officer, with a copy to Höegh LNG, Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, Attention: Chief Executive Officer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Höegh Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Höegh Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Höegh Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Höegh Parties on related or other matters). Each of the Höegh Parties agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect (other than structuring advisory services rendered by Citigroup Global Markets Inc.), or owe an agency, fiduciary or similar duty to the Höegh Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Höegh Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Judicial Proceedings.

(a) Each of the Höegh Parties and the Representatives irrevocably agree that any legal suit, action or proceeding against the Höegh Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States will be instituted in any New York court. The Höegh Parties irrevocably (i) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (ii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Höegh Parties has appointed Watson, Farley & Williams LLP, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Höegh Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Höegh Parties shall be deemed, in every respect, effective service of process upon the Höegh Parties.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given. The obligations of the Höegh Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Höegh Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Höegh Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus, dated [—], 2014, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) the information identified in Schedule IV hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [—] [am / pm] New York City Time on [—], 2014.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Höegh Parties and the several Underwriters.

Very truly yours,

HÖEGH LNG HOLDINGS LTD.

By:

Name:
Title:

HÖEGH LNG PARTNERS LP

By:	HÖEGH LNG GP LLC, its general partner

By:

Name:
Title:

HÖEGH LNG GP LLC

By:

Name:
Title:

HÖEGH LNG PARTNERS OPERATING LLC

By:

Name:
Title:

Signature Page to

Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

Signature Page to

Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

Parties to Deliver Lock-Up Agreements

Richard Tyrrell

Sveinung Støhle

Steffen Føreid

Claibourne Harris

Morten W. Høegh

Andrew Jamieson

Robert Shaw

David Spivak

SCHEDULE IV

1.	Number of Firm Units: [—]

2.	Number of Option Units: [—]

3.	Public Offering Price: [—]

Exhibit A

Covered Agreements

Charter Agreements

1.	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Trading SA, as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA (GDF Suez Neptune)

2.	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Treading SA, as novated by the Novation Agreement, dated December 20, 2007, among SRV Joint Gas Ltd., Suez LNG Trading SA and SRV Joint Gas Two Ltd., as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Two Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA, as amended by Amendment No. 1, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as amended by Amendment No. 2, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as supplemented by the Side Letter, dated November 17, 2013, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA (GDF Suez Cape Ann)

3.	Amendment and Restatement Agreement of the Original Lease, Operating and Maintenance Agreement, dated January 25, 2012, between Höegh LNG Ltd. and PT Perusahaan Gas Negara (Persero) Tbk, as novated by the Novation Agreement for Amended & Restated Lease, Operation and Maintenance Agreement, dated September 18, 2013, among PT Perusahaan Gas Negara (Persero) Tbk, Höegh LNG Ltd. and PT Höegh LNG Lampung, as novated by the Novation Agreement for Amended & Restated Lease, Operation & Maintenance Agreement, dated February 21, 2014, among PT Perusahaan Gas Negara (Persero) Tbk, PT PGN LNG Indonesia and PT Höegh LNG Lampung (PGN FSRU Lampung)

EXHIBIT B

Vessels

Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
GDF Suez Neptune	SRV Joint Gas Ltd. (100%)	Norway

GDF Suez Cape Ann	SRV Joint Gas Two Ltd. (100%)	Norway

PGN FSRU Lampung	PT Hoegh LNG Lampung (100%)	Indonesia

EXHIBIT C-1

Form of Lock-Up Agreement

[                    ], 2014

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

            As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Höegh LNG Holdings Ltd., Höegh LNG GP LLC, Höegh LNG Partners LP (the “Partnership”) and Höegh LNG Partners Operating LLC, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc. where each recipient of a gift of Common Units agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer; provided that (i) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934 and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

If the undersigned is an officer or director of the Partnership, (i) Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Citigroup Global Markets Inc. will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

Exhibit C-2

Form of Press Release

Höegh LNG Partners LP

[Date]

Höegh LNG Partners LP (the “Partnership”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Partnership’s recent public sale of [—] common units representing limited partner interests in the Partnership (“Common Units”), is [waiving] [releasing] a lock-up restriction with respect to [—] Common Units held by [certain officers or directors] [an officer or director] of the Partnership. The [waiver] [release] will take effect on [                    ], 20[—], and the Common Units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

FORM OF CFO CERTIFICATE

The undersigned, in his capacity as the Chief Executive Officer and Chief Financial Officer of Höegh LNG Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), pursuant to Section 6(s) of that certain Underwriting Agreement dated [August    ], 2014 (the “Underwriting Agreement”), by and among the Partnership, the General Partner, the Operating Company and Höegh LNG and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named therein (the “Underwriters”), hereby certifies that as of the date hereof:

1. He is responsible for the Partnership’s financial and accounting matters and is familiar with the internal accounting records of the Partnership.

2. To his knowledge, for the period from April 1, 2014 through June 30, 2014, (a) there was no material decrease in the combined operating income of SRV Joint Gas Ltd. and SRV Joint Gas Two Ltd., as compared to the corresponding period in the preceding year, and (b) the operating income generated with respect to the Partnership’s majority held FSRUs segment was considered start-up, non-recurring in nature or related to mooring revenue recognition.

This certificate is given to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Units as proposed in the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [    ]th day of [                    ], 2014.

By:

Name:	Richard Tyrrell
Title:	Chief Executive Officer and Chief Financial Officer